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                                                                  EXHIBIT 10.2


                               AGREEMENT REGARDING
                        STOCK PURCHASE AND STOCK OPTIONS


         THIS AGREEMENT REGARDING STOCK PURCHASE AND STOCK OPTIONS (this "Agreement"), is dated as of June 27, 2001 by and between The Enstar Group, Inc., a Georgia corporation ("Enstar"), and John Oros, an individual resident of the State of New Jersey ("Executive").

                              W I T N E S S E T H:


         WHEREAS, Executive is the President and Chief Operating Officer of Enstar;

         WHEREAS, Enstar has determined that it is in the best interest of Enstar and its shareholders that Enstar sell to Executive (from Enstar's treasury stock) 100,000 shares of Enstar common stock, par value $.01 per share (the "Common Stock"), and that Enstar grant Executive a nonqualified option to acquire 100,000 shares of Enstar Common Stock, subject to the terms and conditions herein contained;

         NOW, THEREFORE, in consideration of the premises and the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         Section 1. Agreement to Sell Shares and Grant Options. Enstar agrees to sell (from Enstar's treasury stock) 100,000 shares of Enstar Common Stock to Executive and to grant Executive a non-qualified option to acquire 100,000 shares of Enstar Common Stock, subject to the following terms and conditions:

                  (a) On the terms and conditions herein below, Enstar shall (i) sell 50,000 shares of Enstar Common Stock to Executive and
         (ii) grant Executive a nonqualified option to acquire 50,000 shares of Enstar Common Stock (the "River Thames Option") on the condition that Enstar shall have closed the River Thames transaction on or before December 31, 2001 substantially in accordance with the terms thereof as previously presented to and approved by the Board of Directors of Enstar. The purchase price for each of the 50,000 shares of Enstar Common Stock to be sold pursuant to this Section 1(a) and the exercise price of each share of Enstar Common Stock that may be acquired pursuant to the River Thames Option shall be the price of Enstar's Common Stock as of the close of business on the day preceding date of the public announcement by Enstar of the execution of a letter of intent or definitive agreement for the River Thames transaction (the "River Thames Announcement Date"). The effective date of the grant of the River Thames Option shall be

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         the day preceding the River Thames Announcement Date; however, the grant of the River Thames Option is subject to the satisfaction of the condition subsequent that the River Thames transaction be closed as provided herein and satisfaction of the condition subsequent that Executive purchase 50,000 shares of Enstar Common Stock in accordance with the terms of Sections 1(a), 2(a) and 3(a) of this Agreement.

         (b) On the terms and conditions herein below, Enstar shall (i) sell 50,000 shares of Enstar Common Stock to Executive and (ii) grant Executive a nonqualified option to acquire 50,000 shares of Enstar Common Stock (the "Castlewood Option") on the condition that Enstar shall have closed the Castlewood transaction on or before December 31, 2001 substantially in accordance with the terms thereof as previously presented to and approved by the Board of Directors of Enstar. The purchase price for each of the 50,000 shares of Enstar Common Stock to be sold pursuant to this Section 1(b) and the exercise price of each share of Enstar Common Stock that may be acquired pursuant to the Castlewood Option shall be the price of Enstar's Common Stock as of the close of business on the day preceding the date of the public announcement by Enstar of the execution of a letter of intent or definitive agreement for the Castlewood transaction (the "Castlewood Announcement Date"). The effective date of the grant of the Castlewood Option shall be the date preceding the Castlewood Announcement Date; however, the grant of the Castlewood Option is subject to satisfaction of the condition subsequent that the Castlewood transaction be closed as provided herein and satisfaction of the condition subsequent that Executive purchase 50,000 shares of Enstar Common Stock in accordance with the terms of Sections 1(b), 2(b) and 3(b) of this Agreement.

The 100,000 shares of Enstar Common Stock which may be purchased by Executive under this Section 1 are sometimes referred to herein collectively as the "Purchased Stock". Executive agrees to purchase the Purchased Stock and to accept the River Thames Option and the Castlewood Option, subject to the terms and conditions hereof.

         Section 2.        Closing.

                  (a) The closing of the purchase and sale of the 50,000 shares of Enstar Common Stock and the delivery of the River Thames Option pursuant to Section 1(a) above shall take place at the offices of Enstar no later than the 5th business day following the closing of the River Thames transaction, or on such other date and at such other time or place as the parties may agree.

                  (b) The closing of the purchase and sale of the 50,000 shares of Enstar Common Stock and the delivery of the Castlewood Option pursuant to Section 1(b) above shall take place at the offices of Enstar no later than the 5th business day following the closing of the Castlewood transaction, or on such other date and at such other time or place as the parties may agree.

         Section 3.        Deliveries by Buyer and Seller.


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                  (a)      At the closing of the transactions contemplated in
         Section 2(a) above:

                  Enstar shall deliver or cause to be delivered to Executive the following:

                           (i) the stock certificate or certificates representing 50,000 shares of Enstar Common Stock registered in Executive's name;

                           (ii) a nonqualified stock option agreement substantially in the form of the Exhibit "A" attached hereto and made a part hereof (with all banks therein appropriately completed), duly executed by Enstar, representing the River Thames Option;

                  and Executive shall deliver or cause to be delivered to Enstar the following:

                           (i) the aforesaid stock option agreement representing the River Thames Option, duly executed by Executive; and

                           (ii) the full purchase price, in immediately available funds, for the 50,000 shares of Enstar Common Stock being purchased by Executive.

                  (b)      At the closing of the transactions contemplated in
         Section 2(b) above:

                  Enstar will deliver or cause to be delivered to Executive the following:

                           (i) the stock certificate or certificates representing 50,000 shares of Enstar Common Stock registered in Executive's name;

                           (ii) a nonqualified stock option agreement substantially in the form of Exhibit "A" attached hereto and made a part hereof (with all blanks therein appropriately completed), duly executed by Enstar, representing the Castlewood Option;

                  and Executive shall deliver or cause to be delivered to Enstar the following:

                           (i) the aforesaid stock option agreement representing the Castlewood Option, duly executed by Executive; and

                           (ii) the full purchase price, in immediately available funds, for the 50,000 shares of Enstar Common Stock being purchased by Executive.

         Section 4.        Securities Laws Matters. The provisions of this
Section 4 relate to any Purchased Stock that Executive purchases under this
Agreement:


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                  (a)      Executive represents and warrants that Executive is
         acquiring the Purchased Stock for Executive's own account, to hold for investment, with no present intention of dividing Executive's participation with others or reselling or otherwise participating, directly or indirectly, in a distribution of the Purchased Stock and that Executive shall not make any sale of the Purchased Stock in violation of any state securities laws, or in violation of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission.

                  (b) Executive has been advised that the Purchased Stock is not being registered under any state securities laws, and are not being registered under the Securities Act in reliance upon certain exemptive provisions of said Acts.

                  (c) Executive agrees that the Enstar may refuse to permit Executive to sell, transfer or dispose of the Purchased Stock unless there is in effect a registration statement under the Securities Act and any applicable state securities laws or Executive furnishes an opinion of counsel, satisfactory to counsel for the Enstar, to the effect that such registration is not required.

                  (d) Executive understands and agrees that there may be placed on the stock certificates representing such Purchased Stock a legend stating in substance:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS. SAID SHARES CANNOT BE SOLD OR TRANSFERRED EXCEPT IF SUCH SALE OR TRANSFER WOULD BE: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION; AND (2) IN A TRANSACTION WHICH IS EXEMPT UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH LAWS, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH LAWS.

Executive understands and agrees that other legends required under applicable securities laws also may be placed on such certificates.

                  (e) Executive is an "accredited investor" as defined by Rule 501(a) of Regulation D promulgated under the Securities Act in that Executive is both an executive officer of Enstar and has a net worth in excess of $1,000,000.

                  (f) Executive has received no general or public solicitation or any advertisement concerning an offer to sell the Purchased Stock.


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         Section 5.        Mutual Covenants. The parties mutually represent and
warrant to each other that the sale of the 50,000 shares of Enstar Common Stock and delivery of the River Thames Option pursuant to Section 1(a) hereof are interrelated and each aspect of such transaction is conditioned upon the consummation of both transactions - that is, Enstar shall not be obligated to deliver the River Thames Option to Executive if Executive should, for any reason, default in his obligations to purchase the 50,000 shares of Enstar Common Stock pursuant to Section 1(a) hereof. Likewise, the parties mutually represent and warrant to each other that the sale of the 50,000 shares of Enstar Common Stock and the delivery of Castlewood Option pursuant to Section 1(b) hereof are interrelated and each aspect of such transaction is conditioned upon the consummation of both transactions - that is, Enstar shall not be obligated to deliver the Castlewood Option to Executive if Executive should, for any reason, default in his obligations to purchase the 50,000 shares of Enstar Common Stock pursuant to Section 1(b) hereof.

         Section 6.        Miscellaneous.

                  (a) Each Party shall pay bear its own fees, costs and expenses incurred in connection with the negotiation of this Agreement and the matters contemplated hereby.

                  (b) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor any of the rights, interest or obligations hereunder, shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without their prior written consent of the other party hereto.

                  (c) The provisions this Agreement shall be construed in accordance with and governed by the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws).

                  (d) This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof, constitute the entire agreement between the parties with respect to the subject matter hereof and supercede all other prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof.

                  (e) This Agreement may be amended, modified, or supplemented at any time by written agreement of Enstar and Executive.

                  (f) This Agreement may be executed in several counterparts, each of which when fully executed shall be an original, and all such counterparts taken together shall be deemed to constitute one and the same agreement. Delivery of any signature page via telecopy or other electronic facsimile transmission shall be deemed equivalent to physical delivery of the original signature page. Any signature page of any counterpart hereof, whether bearing an


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         original signature or an electronic facsimile transmission of a signature, may be appended to any other counterpart hereof to form a completely executed counterpart hereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.


The Enstar Group, Inc.:                         Executive:


By:
   -----------------------------                --------------------------------
Title:                                          John Oros
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